Exhibit F


                                  December 16, 1998



          United States Securities
            and Exchange Commission
          Judiciary Plaza
          450 Fifth Street, N.W.
          Washington, D.C. 20549


               Re: Interstate Energy Company (the "Company"), et al. - Statement on Form U-1, as Amended - File No. 70-9395


          Dear Ladies and Gentlemen:

               I have read the Statement on Form U-1, as amended, in the above-referenced proceeding (the "Application") and am furnishing this opinion with respect to the proposed transactions described therein, which relate to the acquisition by Whiting Petroleum Corporation ("Whiting"), an indirect subsidiary of the Company, of all of the issued and outstanding common stock of Golden Gas Production Company ("Golden Gas"), an unaffiliated company, in exchange for common stock to be issued by the Company (the "Transaction").

               I am of the opinion that, upon the issuance of your order or orders in this proceeding granting or permitting the Application to become effective with respect to such proposed Transaction, and in the event that the proposed Transaction is consummated in accordance with said Application and your order or orders in respect thereto:

                    (a) all state laws applicable to the proposed Transaction will have been complied with;

                    (b) the Company is (i) validly organized and duly existing, and (ii) the shares of common stock of the Company to be issued will be validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Company's articles of incorporation;

                    (c) Whiting will legally acquire the outstanding common stock of Golden Gas; and

                    (d) the consummation of the proposed Transaction will not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

               I am an attorney licensed to practice in the State of Wisconsin and have acted as counsel to the Company and Whiting in connection with the proposed Transaction. I express no opinion with respect to the laws of any other State or jurisdiction.

               I hereby give my written consent to the use of this opinion in connection with the Application.

                                        Very truly yours,

                                        /s/ Steven R. Suleski

                                        Steven R. Suleski